Exhibit 10.50

PROMIS NEUROSCIENCES INC.

UNIT PURCHASE AGREEMENT

TABLE OF CONTENTS

Page

1.	Purchase and Sale of	1

1.1	Sale and Issuance of	1
1.2	Closing; Delivery	1
1.3	Use of Proceeds	2
1.4	Defined Terms Used in this Agreement	3

2.	Representations and Warranties of the Company	5

2.1	Organization, Good Standing, Corporate Power and Qualification	5
2.2	Capitalization	6
2.3	Subsidiar	6
2.4	Authorization	7
2.5	Valid Issuance of Securities	7
2.6	Governmental Consents and Filings	7
2.7	Litigation	7
2.8	Intellectual Property	8
2.9	Compliance with Other Instruments	10
2.10	Agreements; Actions	11
2.11	Certain Transactions	11
2.12	Rights of Registration and Voting Rights	11
2.13	Property	11
2.14	Financial Statements	12
2.15	Employee Matters	14
2.16	Tax Returns and Payments	14
2.17	Insurance	15
2.18	Employee Agreements	15
2.19	Permits	15
2.20	Corporate Documents	15
2.21	Environmental and Safety Laws	15
2.23	Health Canada and FDA	16
2.29	Data Privacy	18
2.33	Disclosure	19

3.	Representations and Warranties of the Purchasers	19

3.1	Authorization	19
3.2	Purchase Entirely for Own Account	19
3.3	Disclosure of Information	20
3.4	Information on Purchaser	20
3.5	High Risk and Speculative Investment	20
3.6	Restricted Securities	21
3.9	General Solicitation	21
3.10	For ERISA plans only	21
3.11	Disqualification	21

TABLE OF CONTENTS

(continued)

3.12	Best Interest Supplement	21
3.13	Legends	22
3.14	Foreign Investors	22
3.15	No General Solicitation	22
3.16	Exculpation Among Purchasers	22
3.17	Residence and Location	23

4.	Conditions to the Purchasers’ Obligations at Closing	23

4.1	Representations and Warranties	23
4.2	Performance	23
4.3	Compliance Certificate	23
4.4	Qualifications	23
4.5	Certain Transaction Agreement	23
4.8	Proceedings and Documents	24
5.1	Representations and Warranties	24
5.2	Performance	24
5.3	Qualifications	24
5.4	Registration Rights Agreement	24

6.	Intentionally Omitted	24

7.	Miscellaneous	24

7.1	Survival of Warranties	24
7.3	Successors and Assigns	25
7.4	Governing Law	25
7.5	Counterparts	25
7.6	Titles and Subtitles	25
7.7	Notices	26
7.8	Amendments and Waivers	26
7.9	Attorneys’ Fees	26
7.13	Severability	26
7.14	Delays or Omissions	26
7.15	Entire Agreement	26
7.16	No Commitment for Additional Financing	27

Exhibit A – Form of Warrant

Exhibit B – Schedule of Purchasers

Exhibit C – Disclosure Schedule

Exhibit D – Private Placement Memorandum

Exhibit E – Investor Questionnaire

Exhibit F – Investor Presentation

Exhibit G – Unaudited Financial Statements

Other Annexes to the Private Placement Memorandum referenced herein

Annex C      Registration Rights Agreement

Annex E      Risk Factors

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made as of the date last provided on the signature pages hereof by and among ProMIS Neurosciences Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), and those parties listed on the Schedule of Purchasers attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company (the “Offering”), upon the terms and conditions stated in this Agreement, an aggregate minimum amount of U.S. $5,000,000.40, consisting of 925,926 Units (the “Minimum Amount”) and an aggregate maximum amount of U.S. $7,472,277, consisting of 1,383,755 Units (the “Maximum Amount”) of Units, with each Unit consisting of one Common Share, without par value (a “Common Share”), and one-quarter of one Common Share purchase warrant in the form attached hereto as Exhibit A (each whole such Common Share purchase warrant, a “Warrant”). The Units, the Common Shares and the Warrants comprising the Units, and the Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”), are collectively referred to herein as the “Securities”). The Units are being offered at a purchase price of U.S. $5.40 per Unit (the “Purchase Price per Unit”). Ceros Financial Services, Inc. has been engaged by the Company as its placement agent for the Offering (“Ceros” or the “Placement Agent”). The Maximum Amount, is sometimes referred to herein as the “Offering Amount.”

AGREEMENTS

The parties hereby agree as follows:

1.            Purchase and Sale of Units.

1.1            Sale and Issuance of Units.

Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of Units, at the Purchase Price per Unit, as set forth opposite each Purchaser’s name on Exhibit B hereto.

1.2            Closing; Delivery.

(a)            Except as set forth in the last paragraph of Section 1.2(c)) below, the initial purchase and sale of the Units under this Agreement (the “Initial Closing”), which shall not occur until the Minimum Amount is on deposit in the Escrow Account (as defined below), shall take place remotely via the exchange of documents and signatures, on or before September 30, 2022, which period may be extended by mutual agreement of the Company and the Placement Agent until October 17, 2022 (the date of the Initial Closing is hereinafter referred to as the “Initial Closing Date”). If there is more than one closing, the term “Closing” shall apply to the Initial Closing and each Subsequent Closing (as defined below), unless otherwise specified.

(b)            After an Initial Closing Date, the Company may sell, on the same terms and conditions as those contained in this Agreement, such number of additional Units (the “Additional Units”) that, together with the Units sold in the Initial Closing, constitute the Maximum Amount, to one or more purchasers (the “Additional Purchasers”) at such time(s) as the Company and the Placement Agent may agree (each a “Subsequent Closing”), provided that (i) such Subsequent Closing occurs on or prior to October 17, 2022 and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit B to this Agreement shall be updated to reflect the number of Additional Units purchased at each such Closing and the parties purchasing such Additional Units. The date(s) of the Subsequent Closing(s) is hereinafter referred to as the “Subsequent Closing Date(s)”).

(c)            Promptly following each Closing (and in any event, within five (5) Business Days of a Closing) the Company shall deliver to each Purchaser a certificate or direct registration system account statement (a “DRS Statement”) representing the Common Shares and a certificate representing the Warrants comprising the Units being purchased by such Purchaser at such Closing against payment of the purchase price therefor, which shall be made by check or by wire transfer to the escrow account set forth below:

Bank:	Signature Bank

Address:	261 Madison Avenue, New York, NY 10016

ABA Number:	026013576

Swift Code:	SIGNUS33

Account #:	[***]

For Credit of:	ProMIS Neurosciences Inc.

Address:	Suite 200, 1920 Yonge Street

Toronto, Ontario M4S 3E2 CANADA

By Order of:	[insert Purchaser name]

To the extent a Purchaser makes a payment by check, the Company or Placement Agent, shall promptly deposit such check with Signature Bank (the “Escrow Agent”), and all payments hereunder shall be held in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) a Closing, (b) the rejection of such proposed investment by the Company or the Placement Agent and (c) the termination of the transactions contemplated herein by the Company or the Placement Agent. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York or the City of Toronto, Ontario, are authorized or required by law or executive order to close.

Certificates or DRS Statements representing the securities underlying the purchased Units (Common Share certificates or DRS Statements and Warrant certificates) shall be delivered by the Company to the Placement Agent at each Closing for redelivery post-Closing to each Purchaser.

1.3            Use of Proceeds. In accordance with the directions of the Company’s Board, the Company will use the proceeds from the sale of the Units to fund the first in human study of PMN310, to expand the Company’s IP portfolio and for working capital and general corporate purposes.

1.4            Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)            “Applicable IP Laws” means, with respect to a specific Intellectual Property, all applicable federal, provincial, state and local laws and regulations applicable to that Intellectual Property in the countries where rights in such Intellectual Property arise, the countries including Canada, the United States, the European Union and the jurisdictions in which the Company has registered Intellectual Property.

(b)            “Applicable Laws” means all applicable federal, provincial, state and local laws and regulations of authorities having jurisdiction over the Company.

(c)            “Applied for Company IP” means all Company Intellectual Property that is the subject of an application with a national intellectual property office (including the CIPO and the USPTO).

(d)            “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Canadian Securities Regulators” means, collectively, the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada where the Company is a reporting issuer.

(g)            “CIPO” means the Canadian Intellectual Property Office

(h)            “Code” means the United States Internal Revenue Code of 1986, as amended.

(i)            “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(j)            “Company Intellectual Property” means the Intellectual Property owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(k)            “EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system operated by the SEC.

(l)            “Enforceability Qualifications” means bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.

(m)           “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

(n)            “FDA” means the U.S. Food and Drug Administration of the U.S. Department of Health & Human Services.

(o)            “Form 10” means the Registration Statement on Form 10 filed with the SEC on June 22, 2022, as amended June 30, 2022, and July 1, 2022.

(p)            “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, domain names, mask works, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing.

(q)            “Investor Presentation” means that certain Investor Presentation of the Company dated September 12, 2022, as may be supplemented from time to time and attached as Exhibit F to this Agreement.

(r)            “Key Employee” means each of Eugene Williams, Daniel Geffken, Gavin Malenfant and Neil Cashman.

(s)            “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of any Key Employee.

(t)            “Licensed IP” means the Intellectual Property owned by any person other than the Company and to which the Company has a license which has not expired or been terminated.

(u)            “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition, assets, liabilities, or prospects of the Company, or (b) the ability of the Company to consummate the transactions contemplated herein on a timely basis.

(v)            “Memorandum” means that certain Confidential Private Placement Memorandum of the Company dated August 29, 2022, as amended and restated September 22, 2022, including the Annexes thereto, as may be supplemented from time to time and attached as Exhibit D to this Agreement.

(w)            “NI 51-102” means National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators.

(x)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(y)            “Purchaser” means each of the Purchasers who is a party to this Agreement as listed on Exhibit B.

(z)            “Registered Company IP” means all Company Intellectual Property that is the subject of a registration with a national intellectual property office (including the CIPO and the USPTO).

(aa)          “Registration Rights Agreement” means the agreement among the Company and the Purchasers dated as of the date of the Initial Closing, in the form of Annex C to the Memorandum.

(bb)          “Regulatory Authority” means the statutory or governmental bodies authorized under Applicable Laws to protect and promote public health through regulation and supervision of therapeutic drug candidates intended for use in humans, including the FDA and Health Canada and any other regulatory or governmental agency having jurisdiction over the Company or its activities.

(cc)          “SEC” means the United States Securities and Exchange Commission.

(dd)         “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ee)          “SEDAR” means the system for electronic document analysis and retrieval operated by the Canadian Securities Administrators.

(ff)            “Subsidiary” means ProMIS Neurosciences (US) Inc.

(gg)          “Transaction Agreements” means this Agreement, the Registration Rights Agreement, and the Warrant.

(hh)          “USPTO” means the United States Patent and Trademark Office.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1            Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own or lease its properties and assets and the Company has all requisite corporate power and authority to carry out its obligations under this Agreement, the Warrant (upon execution and delivery thereof), and any other document, filing, instrument or agreement delivered in connection with the transactions contemplated in this Agreement, and to carry out its obligations hereunder and thereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2            Capitalization.

(a)            The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)            An unlimited number of Common Shares, with 7,195,529 Common Shares issued and outstanding immediately prior to the Initial Closing. All of the outstanding Common Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal, provincial, state and local laws and regulations in the United States and Canada (hereinafter “Applicable Securities Laws”).

(ii)            An unlimited number of preferred shares (the “Preferred Shares”), issuable in series, which includes 70,000,000 Series 1 Preferred Shares, 70,000,000 of which are issued and outstanding immediately prior to the Initial Closing.

(b)            The Company has reserved 1,019,835 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its stock option plan (the “Stock Option Plan”). Said Stock Option Plan was duly adopted by the Board and approved by the Company shareholders. Of such reserved Common Shares, stock options to purchase 834,691 Common Shares have been granted and are currently outstanding.

(c)            The Company has reserved 16,666 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its deferred share unit plan (the “DSU Plan”). Said DSU Plan was duly adopted by the Board and approved by the Company shareholders. Of such reserved Common Shares, deferred share units to purchase 1,061 Common Shares have been granted and are currently outstanding.

(d)            Section 2.2(d) of the Disclosure Schedule sets forth the capitalization of the Company immediately following a Subsequent Closing(s), which assumes the issuance of Common Shares in consideration for the Maximum Amount. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Shares or Preferred Shares or any securities convertible into or exchangeable for Common Shares or Preferred Shares.

(e)            Except as disclosed in the Memorandum, no holder of outstanding securities of the Company or the Subsidiary will be entitled to any pre-emptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company or the Subsidiary, and no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company or the Subsidiary are outstanding.

2.3            Subsidiary. The Subsidiary has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction. Other than the Subsidiary, the Company does not, directly or indirectly, beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is the registered and beneficial holder of all of the issued and outstanding securities of the Subsidiary.

2.4            Authorization. All corporate action required to be taken by the Board and the Company’s shareholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Securities at the Closing has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as enforcement thereof may be limited by the Enforceability Qualifications.

2.5            Valid Issuance of Securities.

(a)            The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, Applicable Securities Laws and liens or encumbrances created by or imposed by a Purchaser. The Warrants, when issued, sold and delivered in accordance with this Agreement, will be validly issued and the Warrant Shares issuable upon exercise of the Warrants in accordance with their terms will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, Applicable Securities Laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 and subject to the filings described in Section 2.6, the Securities will be issued in compliance with all Applicable Securities Laws.

(b)            No “bad actor” disqualifying event described in Rule 506(d)(1)(i) - (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

2.6            Governmental Consents and Filings. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws that are necessary for the execution and delivery of this Agreement and the sale of the Securities, and the consummation of the transactions contemplated hereby, have been made or obtained or will be obtained prior to the Initial Closing Date, subject only to the standard listing conditions contained in the conditional approval of the Toronto Stock Exchange (the “TSX”) and any post-Closing notice filings required under applicable United States federal or state securities laws and standard post-Closing filings with the Canadian Securities Regulators. The Company agrees to make timely filing of a report on Form 72-503F with the Ontario Securities Commission to report the distribution of the Shares and Warrants being made pursuant to this Agreement in reliance on Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada.

2.7            Litigation. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, including, for the avoidance of doubt, any Regulatory Authority, now pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary. No legal or governmental proceedings are pending to which the Company or the Subsidiary is a party or to which its property is subject which may result in a Material Adverse Effect and, to the knowledge of the Company, no such proceedings have been threatened against, or are contemplated with respect to, the Company, the Subsidiary or their respective properties. Except for ordinary course inquiries by Regulatory Authorities, no Regulatory Authority is presently alleging or asserting, or, to the Company’s knowledge, threatening to allege or assert, non-compliance with any applicable legal requirement or registration in respect of the product candidates of the Company.

2.8            Intellectual Property.

(a)            Except (i) with respect to Intellectual Property to which ownership is not statutorily protected; (ii) reversionary and moral rights; and (iii) for the Intellectual Property identified in Schedule 2.8(f), the Company is the sole legal and beneficial owner of, has good and marketable title to, and owns all worldwide right, title and interest in and to all Company Intellectual Property free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, and the Company has no Knowledge of any claim of adverse ownership in respect thereof.

(b)            Schedule 2.8(b) contains, among other things, a true and complete list of all active (including reinstatable) applied for and registered patents and trademarks owned by the Company.

(c)            To the Company’s Knowledge, no information known to be “material to patentability” (as such term is defined in section 1.56 of Title 37 - Code of Federal Regulations Patents, Trademarks, and Copyrights) has been withheld by the Company with intention to deceive the USPTO in connection with the prosecution of the U.S. patents and applications owned by the Company.

(d)            To the Company’s Knowledge there is no Intellectual Property, other than the Intellectual Property which the Company owns and licenses, that is required to permit the Company to substantially carry on its present business as described in the Memorandum, and the Company does not have Knowledge of any Intellectual Property owned by another person that is required to permit the Company to substantially carry on its business as described in the Memorandum and to which the Company knows it cannot obtain a license.

(e)            The licenses identified in Schedule 2.8(e) do not materially impede, restrict or prevent the conduct of the business of the Company as described in the Memorandum.

(f)            The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company’s ownership or right to use any of the Company Intellectual Property or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor, to the Knowledge of the Company, is there a reasonable basis for any claim that any person other than the Company has any claim of legal or beneficial ownership or other claim or interest in any of the Company Intellectual Property, except for the Intellectual Property identified in Schedule 2.8(f).

(g)            All active Applied for Company IP and active Registered Company IP is, to the knowledge of the Company, in good standing, is recorded in the name of the Company and has been filed in a timely manner in the appropriate offices to preserve the rights thereto (if any) and, in the case of a provisional application, the Company confirms that all right, title and interest in and to the potential invention(s) disclosed in such application have been or as of the Closing Date will be assigned in writing (without any express right to revoke such assignment) to the Company. To the Knowledge of the Company, there has been no public disclosure, sale or offer for sale by the Company of any invention described in each of the Company Intellectual Property anywhere in the world that would prevent the valid issue of a registration from that Company Intellectual Property in the corresponding jurisdiction.

(h)            All material prior art or other information known to the Company relating to the Company Intellectual Property has been disclosed to the appropriate offices if and to the extent such disclosure is required to comply with the Applicable IP Laws in the jurisdictions where the corresponding applications are pending.

(i)             To the Knowledge of the Company, all active Registered Company IP has been filed, prosecuted and obtained in accordance with the corresponding Applicable IP Laws and is currently in effect and in compliance with such Applicable IP Laws.

(j)             To the Knowledge of the Company, and except for (i) provisional patent applications which were filed more than one year ago; and (ii) any inactive Intellectual Property identified in Schedule 2.8(b), no Applied for Company IP or Registered Company IP has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained.

(k)            To the knowledge of the Company, the conduct of the business of the Company (including the use or other exploitation of the Company Intellectual Property by the Company or other licensees) has not infringed, violated or misappropriated any Intellectual Property right of any person.

(l)             To the knowledge of the Company, no person has infringed upon, misappropriated, illegally exported, or violated any of the Company’s rights in the Company IP;

(m)            The Company has entered into agreements pursuant to which the Company has been granted licenses or permissions to one or more of make, use, reproduce, sub license, manufacture, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate the business of the Company currently conducted (including, if required, the right to incorporate such Licensed IP into the Company’s products) as described in the Memorandum. All of the agreements granting licenses to the patents that are material to the Company’s business have not expired or been terminated, and neither the Company nor, to the knowledge of the Company, any other party is in default of its obligations under such agreements.

(n)            To the extent that any of the non-publicly disclosed Company Intellectual Property is disclosed to any person or any person has access to such Company Intellectual Property (including any employee, officer, shareholder or consultant of the Company), the Company has entered into an agreement which contains customary terms and conditions with respect to the use and disclosure of such Company Intellectual Property. Where such agreements have not expired or have not been terminated, in each case in accordance with their respective terms, neither the Company nor, to the knowledge of the Company, any other person is in default of its obligations thereunder with respect to the terms and conditions relating to use and disclosure of Company Intellectual Property.

(o)            The Company has taken all actions that it is contractually obligated to take and all actions that are customary and reasonable to protect the confidentiality of the Company Intellectual Property that it treats as confidential.

(p)            To the Knowledge of the Company, it is not, and will not be, necessary for the Company to utilize any Intellectual Property owned by or in possession of any of its employees that was made prior to their employment with the Company in a manner that is in violation of the rights of such employee or the rights of his or her prior employers.

(q)            The Company has not received any opinion from its legal counsel that any of the active Registered Company IP or Applied for Company IP is clearly, but not as a result of any prior art, invalid, unregistrable, or unenforceable in the case of Registered Company IP.

(r)            The Company has not received any grant relating to research and development which is subject to repayment in whole or in part or to conversion to debt upon sale of any Common Shares or which may affect the right of ownership of the Company in the Company Intellectual Property.

(s)            The Company requires each of its employees and consultants to execute a non-disclosure agreement containing customary terms and conditions for agreements of this nature, and all current employees and consultants of the Company have executed such agreement and, to the Knowledge of the Company, all past employees and consultants of the Company have executed such agreement.

(t)            All of the present and past employees of the Company, and all of the present and past consultants, contractors and agents of the Company performing services relating to the conception, discovery, making or development of the Company Intellectual Property, have entered into a written agreement assigning or requiring assignment to the Company of, or confirming that the Company owns all right, title and interest in and to all such Intellectual Property and, with respect to any Company Intellectual Property in which moral rights subsist, waiving all moral rights in such Intellectual Property in favor of the Company.

(u)            Any and all fees or payments required to keep the Registered Company IP and, to the Knowledge of the Company, the registered Licensed IP active have been paid, except those which the Company has decided to let lapse.

(v)            There are no ongoing Intellectual Property disputes, settlement negotiations, settlement agreements or communications relating to the foregoing between the Company and any other persons relating to or potentially relating to the business of the Company which have not been resolved.

2.9            Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of articles of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or other material agreement or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of U.S. or Canadian federal, state or provincial statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10         Agreements; Actions.

(a)            Except for the Transaction Agreements or as set forth in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of U.S. $100,000 annually, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, other than generally available, off-the-shelf software, (iii) the grant of rights to develop, license, market, or sell its products or services to any other Person that limit the Company’s exclusive right to develop, license, market or sell its products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)            Other than as set forth in Section 2.10(b) of the Disclosure Schedule, the Company has not since the Financial Statement Date (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of U.S. $100,000 or in excess of U.S. $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

2.11         Certain Transactions. The Company does not have any loans or other indebtedness outstanding which have been made to any of its officers, directors, or employees, past or present, any known holder of more than 10% of any class of shares of the Company, or any person not dealing at arm’s length with the Company that are currently outstanding. Except as disclosed in the public disclosure record of the Company on SEDAR or the Memorandum, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any associate or affiliate of any of the foregoing persons, had or has any material interest, direct or indirect, in any transaction or any proposed transaction that was or is material to the Company or the Subsidiary.

2.12         Rights of Registration and Voting Rights. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13         Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to each of the premises of the Company which the Company occupies as tenant (the “Leased Premises”), the Company has the right to occupy and use such Leased Premises, and each of the leases pursuant to which the Company occupies the Leased Premises are in good standing and in full force and effect, and neither the Company nor any other party thereto is in breach of any material covenants, conditions or obligations contained therein.

2.14         Financial Statements; Changes.

(a)            The Company’s unaudited financial statements as of June 30, 2022 (the “Financial Statement Date”) which are annexed hereto as Exhibit G hereto and its audited financial statements for the fiscal years ended December 31, 2021 and 2020 which are included in the Form 10 and can be accessed via EDGAR (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the generally accepted accounting principles of the United States, as in effect from time to time (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, and audited in accordance with the standards of the Public Company Accounting Oversight Board of the United States (“PCAOB”). The Financial Statements contain no misrepresentation and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company and the Subsidiary as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Financial Statements contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and the Subsidiary. Except as set forth in the Financial Statements, neither the Company nor the Subsidiary has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under U.S. GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. The Company’s auditors who audited the Financial Statements for the fiscal years ended December 2021 and 2020 and who provided their audit report thereon, are independent public accountants under Applicable Securities Laws, PCAOB independence requirements and applicable Canadian provincial accountant professional standards and there has never been a “reportable event” that is a “disagreement” (within the meaning of NI 51-102) between the Company and the Company’s auditors. The Company is in compliance with the certification requirements contained in National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators with respect to the Financial Statements.

(b)            Since the Financial Statement Date there has not been:

(i)            any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii)           any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)          any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)             any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)            any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii)           any resignation or termination of employment of any officer or Key Employee of the Company;

(viii)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix)             any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)              any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi)             any sale, assignment or transfer of any Company Intellectual Property;

(xii)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)           to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv)            any arrangement or commitment by the Company to do any of the things described in this Section 2.14(b).

(c)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)            transactions are executed in accordance with management’s general or specific authorization;

(ii)           transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(iii)          access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv)          the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

2.15         Employee Matters.

(a)            As of the date hereof, the Company employs 6 full-time employees, 1 part-time employee and engages 3 Consultants or independent contractors. Each of the Company and the Subsidiary is in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages. For the purposes of this paragraph, “Consultant” means an individual, other than an employee, officer or director of the Company that: (i) provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company, other than services provided in relation to a "distribution" (as that term is described in the Securities Act); (ii) provides the services under a written contract between the Company or an Affiliate and the Person or the consultant company; (iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and (iv) has a relationship with the Company or an Affiliate that enables the Person or consultant company to be knowledgeable about the business and affairs of the Company.

(b)            No work stoppage, strike, lock-out, labor disruption, dispute grievance, arbitration, proceeding or other material conflict with the employees of the Company or the Subsidiary currently exists or, to the knowledge of the Company, is imminent or pending and each of the Company and the Subsidiary is in material compliance with all provisions of all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(c)            Neither the Company nor the Subsidiary is party to any collective bargaining agreement with unionized employees. To the Knowledge of the Company, no action has been taken or is contemplated to organize or unionize any employees of the Company or the Subsidiary.

2.16         Tax Returns and Payments. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by each of the Company and the Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Neither the Company nor the Subsidiary has received any written notice regarding examination of any tax return of the Company or the Subsidiary currently in progress and neither the Company nor the Subsidiary has knowledge of any facts that could give rise to any such examination and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Company or the Subsidiary.

2.17         Insurance. The Company maintains insurance covering the properties, operations, personnel and businesses of the Company and the Subsidiary as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in the reasonable opinion of management of the Company to protect the Company, the Subsidiary and the business of the Company and the Subsidiary; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; and the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

2.18         Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers. The Company is not aware that any Key Employee is in violation of any agreement covered by this Section 2.18. No Key Employee has excluded works or inventions from his assignment of inventions pursuant to Key Employee’s employment agreement. Each Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Placement Agent.

2.19         Permits. The Company holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of the Company (as such business is currently conducted), including permits, licenses and like authorizations from Regulatory Authorities (collectively, the “Material Permits”); all such Material Permits which are so required are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to have a Material Adverse Effect, as now carried on or proposed to be carried on, and the Company is not in breach thereof or in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Material Permits in good standing. The Company is and at all times has been in material compliance with each Material Permit held by it and is not in violation of, or in default under, any such Material Permit in any material respect.

2.20         Corporate Documents. The articles and bylaws of the Company are in the form made available to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.21         Environmental and Safety Laws. Each of the Company and the Subsidiary (i) is in compliance with any and all Applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business; (iii) is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, there have been no past, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Subsidiary with respect to any alleged material violation of any Environmental Law; and (v) to the knowledge of the Company, no conditions exist at, on or under which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

2.22         Healthcare Laws. The Company: (i) is, and in the three previous years, has been in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, by-laws, decrees and guidance applicable to it under any Applicable Laws relating in whole or in part to health and safety and/or the environment, any implementing regulations pursuant to any of the foregoing, and all similar or related federal, state, provincial or local healthcare statutes, regulations and directives applicable to the business of the Company, including Applicable Laws concerning fee-splitting, kickbacks, corporate practice of medicine, disclosure of ownership, related party requirements, survey, certification, licensing, civil monetary penalties, self-referrals, or Applicable Laws concerning the privacy and/or security of personal health information and breach notification requirements concerning personal health information (collectively, “Applicable Healthcare Laws”); (ii) has not received any correspondence or notice from any Regulatory Authority alleging or asserting material non-compliance with any Applicable Healthcare Laws or any Material Permits required by any such Applicable Healthcare Laws; (iii) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any operation or activity of the Company or any of its directors, officers and/or employees is in material violation of any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws and has no knowledge or reason to believe that any such Regulatory Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action; and (iv) either directly has, or indirectly on its behalf has, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws in order to keep all Material Permits in good standing, valid and in full force (except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company), and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The Company does not have knowledge of any legislation, or proposed legislation (published by a legislative body), would have a Material Adverse Effect.

2.23         Health Canada and FDA.

(a)            The Company has operated and is currently in material compliance with all applicable rules, regulations and policies of Health Canada, the FDA, or any other Regulatory Authority having jurisdiction over it and its activities. The research, pre-clinical and clinical validation studies, trials and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with good clinical practice (clinical studies) and medical standard-of-care procedures including in accordance with the protocols submitted to Health Canada, the FDA or any other Regulatory Authority exercising comparable authority and the Company does not have knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. The Company has not received any notices or other correspondence from such regulatory authorities or any other Regulatory Authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies, trials or other studies and tests. The Company has not failed to submit to Health Canada any necessary clinical trial application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any Clinical Trial Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by Health Canada with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not failed to submit to the FDA any necessary Investigational New Drug Application or other report or filing required in connection with an Investigational New Drug Application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any New Drug Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. If applicable, the descriptions of the results of the Company’s clinical trials described or referred to in the Offering Documents are accurate and complete in all material respects and fairly represent the published data derived from such clinical trials. The Company has not received any notices or written correspondence from any Regulatory Authority or applicable regulatory authority with respect to any clinical trial requiring the termination or suspension of such clinical trial.

(b)            The Company has not received any notices of any drug-related or other treatment serious adverse event and has provided to the Placement Agent copies of all serious adverse event narratives in respect of all studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated. The Company has provided to the Agent copies of all material documentation concerning the safety or efficacy of any of the Company’s product candidates.

(c)            The results of the clinical studies, tests and trials being conducted by or on behalf of the Company described in the Memorandum are accurate and complete in all material respects and, to the knowledge of the Company, there are no other trials, studies or tests, the results of which could reasonably call into question the results described or referred to in the Memorandum; and the Company has not received any notices or other correspondence from such Regulatory Authorities or any other governmental agency or any other person requiring the termination, suspension or material modification of any research, pre-clinical and clinical validation studies or other studies and tests that are described in the Memorandum or the results of which are referred to therein.

2.24         Certain Fees. Other than as set forth in Section 7.2 hereto, the Company represents that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the offer or sale of Securities pursuant to this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

2.25         Unlawful Contributions. Neither the Company nor the Subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any applicable anti-bribery, export control and economic sanctions laws including any provision of the Corruption of Foreign Officials Act (Canada) or the United States Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.26         Exchange Act Registration; Stock Exchanges. The Company’s Common Shares are registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are listed on the Nasdaq Capital Market (the “Nasdaq”) and the TSX. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq or the TSX. The Company has not received any notice that it is out of compliance with the listing or maintenance requirements of the Nasdaq and the Company is, and will continue to be, in material compliance with all such listing and maintenance requirements; and the Company has not received any notification that the SEC or the Nasdaq is contemplating terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq.

2.27         SEC Reports and Canadian Continuous Disclosure Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports, forms, statements and other documents required to be filed by the Company with the Canadian Securities Regulators required to be filed by the Company under the securities laws of each province and territory of Canada where it is a reporting issuer, including NI 51-102, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including any documents incorporated by reference therein, being collectively referred to herein as the “Canadian Reports”) on a timely basis, or has received a valid extension of such time of filing and has filed any such Canadian Reports prior to the expiration of any such extension. The Canadian Reports complied in all material respects with the requirements of applicable Canadian securities laws, and none of the Canadian Reports, when filed, contained any misrepresentation within the meaning of Canadian securities laws.

2.28         Public Disclosures. All information which has been prepared by the Company relating to the Company, the Subsidiary and the Company’s business, properties and liabilities that is or has been publicly disclosed on SEDAR or otherwise provided to the Placement Agent or its counsel, including any investor or corporate presentations posted on the Company’s website, is, as of the date of such information, true and correct in all material respects, contains no misrepresentation and no fact or facts have been omitted therefrom which would make such information misleading

2.29         Data Privacy. Each of the Company and the Subsidiary has complied in all material respects with all Applicable Laws with respect to privacy and consumer protections and has never collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by Applicable Laws with respect to privacy, whether collected directly or from third parties, in an unlawful manner. Each of the Company and the Subsidiary has taken all reasonable steps to protect Personally Identifiable Information, if any, against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

2.30         Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.31         OFAC; Canadian Sanctions.      Neither the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any Canadian sanctions legislation (“Canadian Sanctions”) and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, or any Canadian Sanctions.

2.32         COVID-19. Except as mandated by or in conformity with the recommendations of a Regulatory Authority or as disclosed in the Memorandum, there has been no closure, shut-down, suspension or postponement of the business of the Company, on a consolidated basis, as a result of the novel coronavirus outbreak (the “COVID-19 Outbreak”) that has caused a Material Adverse Effect. The Company has been monitoring the COVID-19 Outbreak and the potential impact at all of its operations and business units with a focus on business continuity and has put appropriate controls, measures, limitations, restrictions and procedures in place to ensure the wellness of all of its employees while continuing to operate, in order to prevent or mitigate the spread of the COVID-19 Outbreak, in compliance with all Applicable Laws.

2.33         Disclosure. The Company has made available for Purchasers all information reasonably available to the Company that the Purchasers have requested in connection with their decision to purchase the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that, other than the Memorandum, the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.             Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1           Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by Enforceability Qualifications, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable U.S. federal, or U.S. state or Canadian provincial securities laws.

3.2           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3           Disclosure of Information. The Purchaser acknowledges that it has received and has had the chance to review, all the information that it has requested relating to the Company and the purchase of the Securities, including, but not limited to, the Memorandum, which is attached as Exhibit D hereto and includes, without limitation, Risk Factors which are set forth in Annex E to the Memorandum and the Investor Presentation annexed as Exhibit F hereto. In addition to the foregoing, such Purchaser acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall limit, modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2 hereof or the other Transaction Documents.

3.4           Information on Purchaser. Such Purchaser is, and will be at the time of the exercise of the Warrants, if any, an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and as set forth on the Investor Questionnaire in the form annexed hereto as Exhibit E (the “Investor Questionnaire”), is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in the early stages of development in private placements in the past and, with its representatives, if any, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of, and to make an informed investment decision with respect to, the proposed purchase, which such Purchaser hereby agrees represents a speculative high-risk investment. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities. Such Purchaser is and acknowledges that it is able to fend for itself, able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

3.5           High Risk and Speculative Investment. The Purchaser recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the Risk Factors set forth in Annex E to the Memorandum and the following: (a) the Company is likely to require funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is limited; and (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Securities. The Purchaser has reviewed the Risk Factors set forth in Annex E to the Memorandum.

3.6           Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are (or will when issued be) “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser also understands that the Securities have not been, and will not be, qualified for distribution by prospectus under the securities laws of any province or territory of Canada and will not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or prospectus exemption under National Instrument 45-106 Prospectus and Registration Exemptions. The Purchaser acknowledges being advised to obtain legal advice regarding compliance with any applicable securities law resale restrictions that may be applicable prior to effecting a resale of the Securities to a purchaser in Canada, the United States or elsewhere, or through an exchange or market in Canada, the United States or elsewhere.

3.9           General Solicitation. The offer to sell the Securities was directly communicated to such Purchaser by the Company or the Placement Agent. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet, or broadcast over television or radio or the internet, or presented in any seminar or meeting whose attendees have been invited by any general solicitation or general advertisement. The Purchaser maintains a pre-existing, substantive relationship with the Company or the Placement Agent (or its subagents).

3.10         For ERISA plans only. The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary of the Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the fiduciary of the Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates

3.11         Disqualification. The Purchaser represents that neither the Purchaser nor any person or entity with whom the Purchaser shares beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.12         Best Interest Supplement. The Purchaser acknowledges that it has been provided with, and has reviewed, the Placement Agent’s Regulation Best Interest Supplement (the “BI Supplement”) and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Placement Agent concerning the BI Supplement.

3.13         Legends. (a) The Purchaser understands that certificates or DRS Statements representing the Common Shares and Warrants comprising the Units, and any Warrant Shares issuable upon exercise of the Warrants, may be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b)            Such Securities may also bear any legend set forth in, or required by, the other Transaction Agreements.

(c)            Such Securities may also bear any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate or DRS Statement so legended.

3.14         Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, exercise, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.15         No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

3.16         Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.17         Residence and Location. If the Purchaser is an individual, then the Purchaser resides and is located in the state identified in the address of the Purchaser set forth on Exhibit B hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified is the address or addresses of the Purchaser set forth on Exhibit B hereto. Each Purchaser certifies that is it not located or resident in any province or territory of Canada.

3.18         Compliance. The Purchaser is knowledgeable of or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which it is present or which applies to the offer and sale of the Units to it. The Purchaser is acquiring the Units pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws. The Purchaser will not sell, transfer or dispose of the Securities except in accordance with securities laws of Canada and the United States, or other applicable jurisdiction, and the Purchaser acknowledges the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian, United States or other securities laws.

4.             Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Securities at the Initial Closing or any Subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1           Representations and Warranties. The accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company contained herein.

4.2           Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3           Compliance Certificate. The Chairman of the Board of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Canada and the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5           Certain Transaction Agreements. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement.

4.6           Warrant. The Company shall have executed and delivered the Warrant to each Purchaser or to the Placement Agent on behalf of each Purchaser.

4.7           Secretary’s Certificate. The Secretary of the Company shall have delivered to the Placement Agent, on behalf of the Purchasers at the initial Closing a certificate certifying (i) the articles of incorporation of the Company, as amended to date, (ii) the bylaws of the Company, and (iii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.8            Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Securities to the Purchasers at the Initial Closing or any Subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1           Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2           Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3           Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Canada and the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4           Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement.

6.             Intentionally Omitted.

7.             Miscellaneous.

7.1           Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.2           Placement Agent Fees. Each Purchaser acknowledges that it is aware that Ceros Financial Services, Inc., has been retained by the Company as Placement Agent and in such capacity will receive from the Company, in consideration of its services in respect of the transactions contemplated hereby: (a) a cash commission (the “Agent’s Fee”) equal to eight percent (8%) of the aggregate gross proceeds from the sale of Units to Purchasers; (b) warrants (the “Placement Agent Warrants”) to purchase 5% of the Common Shares included in the Units sold to Purchasers at an initial exercise price equal to U.S. $5.40, exercisable for a period of five years from the date of issuance. Other placement agents may be retained by the Company or the Placement Agent may retain registered broker-dealers to act as sub-agents; provided that the fees paid to such entities are no greater than set forth herein. The Placement Agent shall be entitled to receive reimbursement of up to US$80,000 of expenses incurred in connection with the Offering.

7.3           Successors and Assigns

. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4           Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. EACH OF THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

7.5           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule of Purchasers, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Thomas M. Rose and to Thomas.Rose@troutman.com.

Each Purchaser consents to the delivery of any notice to shareholders given by the Company by (i) electronic mail to the electronic mail address set forth on Exhibit B hereto (or to any other electronic mail address for the Purchaser in the Company’s records), (ii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iii) any other form of electronic transmission directed to the Purchaser. This consent may be revoked by a Purchaser by written notice to the Company.

7.8           Amendments and Waivers. Except as set forth in Section 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least fifty one percent (51%) of the then-outstanding Units purchased by Purchasers. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchasers and each transferee of the Securities comprising the Units, each future holder of all such Securities, and the Company.

7.9           Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable and documented attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.10         Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.14         Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.15         Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.16         No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Unit Purchase Agreement as of _________________, 2022.

COMPANY:

PROMIS NEUROSCIENCES INC.

By:
Eugene Williams
Chairman of the Board

Address:	Suite 200, 1920 Yonge Street
Toronto, Ontario M4S 3E2
Canada

SIGNATURE PAGE TO PROMIS NEUROSCIENCES INC.

UNIT PURCHASE AGREEMENT

By execution and delivery of this signature page, the undersigned is agreeing to become (i) a Purchaser, as defined in that certain Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company (as defined in the Purchase Agreement) and the Purchasers (as defined in the Purchase Agreement), dated as of ____________ 1__, 2022 and (ii) bound by the terms and conditions of the Agreement. Furthermore, by signing below, the undersigned is acknowledging having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser as of the date indicated below and agrees to promptly notify the Company and the Placement Agent in writing to the extent that such representations and warranties are no long complete and accurate at any time prior to the closing of his/her/its investment.

PURCHASER:

For Individuals	For Entities

Name of Purchaser	Name of Purchaser

Signature of Purchaser	Signature of Authorized Person

Print Name of Authorized Person

Print Title of Authorized Person

AGGREGATE PURCHASE PRICE OF UNITS PURCHASED (MUST BE MULTIPLE OF U.S. $5.40 PER UNIT): U.S. $___________________

For Individuals and Entities

Street Address	_______________________________________________________

City, State, Zip	_______________________________________________________

E-Mail Address:	_________________________________

Facsimile number:	_________________________________

Cell/Mobile Number:	_________________________________

1 To be completed to reflect date of initial closing. Purchasers should not complete this.

Signature Page to Unit Purchase Agreement

EXHIBIT A

FORM OF WARRANT

SEE ANNEX B OF PRIVATE PLACEMENT MEMORANDUM

EXHIBIT B

SCHEDULE OF PURCHASERS

[Intentionally Omitted]

EXHIBIT C

DISCLOSURE SCHEDULE

[Intentionally Omitted]

EXHIBIT D

PRIVATE PLACEMENT MEMORANDUM

[Intentionally Omitted]

EXHIBIT E

INVESTOR QUESTIONNAIRE

[Intentionally Omitted]

EXHIBIT F

INVESTOR PRESENTATION

[Intentionally Omitted]

EXHIBIT G

UNAUDITED FINANCIAL STATEMENTS

[Intentionally Omitted]